UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2019
Medidata Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34387	13-4066508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Registrant’s telephone number, including area code: (212) 918-1800

350 Hudson Street, 9th Floor New York, New York	10014
(Address of principal executive offices)	(Zip Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Bylaw Amendments
On April 15, 2019, the board of directors (the “Board”) of Medidata Solutions, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to implement proxy access. Section 2.15 has been added to permit a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for three years or more, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of (i) two directors or (ii) 20% of the total number of directors then in office, provided that the nominating stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws. This right is subject to various conditions, procedures and limitations set forth in the Bylaws. Proxy access will be available for stockholders beginning at the Company’s 2020 annual meeting of stockholders.
The amendments also included minor updates to the advance notice provisions in Section 2.14, primarily in order to (1) reflect the adoption of proxy access, (2) apply certain informational requirements to affiliates, associates and other parties acting in concert with the stockholders and any beneficial owners seeking to submit nominations or other business, and (3) add or amend certain defined terms, as well as certain other clarifying, conforming, and technical or non-substantive changes.
The foregoing summary description of certain provisions of the Bylaws is qualified in its entirety by the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated Bylaws of Medidata Solutions, Inc., as amended on April 15, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2019		MEDIDATA SOLUTIONS, INC.

	By:	/s/ MICHAEL I. OTNER
	Name:	Michael I. Otner
	Title:	Executive Vice President, General Counsel and Secretary